UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report March 4, 2021

UNEX HOLDINGS INC.

(Exact name of registrant as specified in Charter)

Nevada	98-1353613	8713
(State or other jurisdiction of incorporation or organization)	IRS Employer Identification Number	Primary Standard Industrial Classification Code Number

Unex Holdings Inc.

U1. Sveti Kliment Ohridski 27, Apt. 8

Burgas, Bulgaria 8000

Tel. +359-884303333

(Address and telephone number of registrant’s executive office)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	UNEX	OTC Markets – Pink Sheet

Item 5.01 Changes in Control of Registrant

Pursuant to the terms of the Agreement, effective February 26, 2021 (the “Effective Time”), Veniamin Minkov, the then sole executive officer and director of the Company and the owner of 2,000,000 restricted shares of the Company’s common stock representing 67.34% of the Company’s issued and outstanding common stock (“Unex Shares”), sold the Unex Shares to Low Wai Koon for an aggregate consideration of $340,000, or approximately $0.17 per share. In addition, certain stockholders purchased 966,000 shares of the Company’s common stock in a series of private transactions for $0.05176 a share from non-affiliates of the Company (the “Non-Affiliate Shares”). Upon completion of the purchase of the Unex Shares, Low Wai Koon owned 2,000,000 shares, or approximately 67.34% of the issued and outstanding common stock of the Company, which resulted in a change of control of the Company. Upon completion of the Non-Affiliate Shares, certain stockholders owned 966,000 shares, or approximately 32.53% of the issued and outstanding common stock of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 26, 2021, Veniamin Minkov resigned as the director, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company. Mr. Minkov resignation as Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer is effective immediately. Mr. Minkov’s resignation as a director will become effective ten (10) days following the filing by the Company of the Information Statement on Schedule 14f-1 with the United States Securities and Exchange Commission. Prior to Mr. Minkov’s resignation, he appointed Low Wai Koon as the Company’s Director and Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company. There were no disagreements between Mr. Minkov and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.

Set forth below is information regarding the Company’s newly appointed director and executive officer.

Name	Age	Positions
Low Wai Koon	50	Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer

Low Wai Koon (“Dr. Low”)

Dr. Low, 50, is the founder of WKL Eco Earth Sdn Bhd. (“WKL”). Dr. Low has held senior management roles of WKL since 2017. Prior to joining WKL, Dr. Low had over 15 years of working experience in the mechanical engineering sector. Dr. Low obtained an Honorary Doctorate in Robotics Engineering Science and is a Honorary Fellow of the International Society of Professional Engineers, USA.

No director of the Company received any compensation for services as director for the year ended August 31, 2020. We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNEX HOLDINGS INC.

By:	/s/ Low Wai Koon
Name:	Low Wai Koon
Title:	Chief Executive Officer

Date: March 4, 2021